EXHIBIT 2

                                            EXECUTION COPY


                         STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of January 17, 1996, among ILLINOIS CENTRAL CORPORATION, a Delaware corporation (the "Buyer"), CCP HOLDINGS, INC., a Delaware corporation (the "Corporation"), DONALD R. WOOD, JR. ("Wood") and LYLE D. REED ("Reed"), and the ANN L. and WALTER A. DREXEL REVOCABLE TRUST and the REED CHARITABLE REMAINDER UNITRUST (each, a "Trust Seller" and, collectively, the "Trust Sellers") and R. KEVIN TROUT, JOHN A. ADAIR and GREGORY L. AMYS (each a "Phantom Stock Unit Holder" and collectively, the "Phantom Stock Unit Holders"). Wood and Reed are each an "Individual Seller" and, collectively, the "Individual Sellers." The Individual Sellers and the Trust Sellers are sometimes hereinafter referred to, collectively, as the "Sellers" and, individually, as a "Seller."

                           W I T N E S S E T H:

          WHEREAS, the Sellers collectively own 7,600 shares (the "Shares") of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"), which are all of the issued and outstanding shares of capital stock of the Corporation, with each Seller owning the number of Shares set forth opposite its name on
Schedule 1 hereto; and

          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell or cause to be sold to the Buyer, and the Buyer desires to acquire, all of the Shares.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                                 ARTICLE I
                        DEFINITION OF CERTAIN TERMS

          In addition to terms defined elsewhere in this Agreement, the following terms used herein shall have the following meanings assigned to them herein, unless the context otherwise dictates:

          "Agreement" shall mean this Stock Purchase Agreement, together with all schedules attached hereto, as the same may be amended and in effect from time to time.

          "Benefit Plans" shall have the meaning ascribed thereto in
Section 4.14(a) hereof.

          "Business Day" shall mean any day which is not a Saturday or a Sunday or a national banking holiday.

          "Buyer" shall mean Illinois Central Corporation, a Delaware corporation and its successors and permitted assigns.

          "Buyer Capital Expenditures Amount" shall have the meaning ascribed thereto in Section 2.3(b)(v)(B) hereof.

          "Buyer Capital Expenditures Difference" shall have the meaning ascribed thereto in Section 2.3(b)(v)(B) hereof.

          "Buyer Net Working Capital Amount" shall have the meaning ascribed thereto in Section 2.3(a)(v)(B) hereof.

          "Buyer Net Working Capital Difference" shall have the meaning ascribed thereto in Section 2.3(a)(v)(B) hereof.

          "Buyer Parties" shall have the meaning ascribed thereto in
Section 9.1 hereof and "Buyer Party" shall mean any one of them.

          "Buyer's Purchase Price Adjustment Amount" shall have the meaning ascribed thereto in Section 7.3(e) hereof.

          "Capital Expenditure Amount" shall mean, as of any date of determination, the aggregate dollar amount of materials, labor, purchase services and additives capitalized by the Corporation (and not in inventory) in accordance with the Corporation's past practice and in accordance with GAAP applied on a consistent basis from the date hereof until the Closing Date in respect of capital projects, whether in process or completed, not to exceed $5,263,000.

          "Capital Expenditures Dispute Fees" shall have the meaning ascribed thereto in Section 2.3(b)(iv) hereof.

          "Capital Expenditures Disputed Items Notice" shall have the meaning ascribed thereto in Section 2.3(b)(ii) hereof.

          "Capital Program" shall mean the Corporation's 1996 Capital Program, a copy of which has previously been supplied to the Buyer.

          "Chicago Central" shall mean Chicago Central & Pacific
Railroad Company, a Delaware corporation and its successors and assigns.

          "Claim Notice" shall have the meaning ascribed thereto in
Section 9.4(a) hereof.

          "Cleanup" shall mean all actions required by Environmental Laws to clean-up, remove, treat, dispose or remediate Hazardous
Substances.

          "Closing" shall mean the sale by the Sellers to the Buyer of the Shares and the payment by the Buyer to the Sellers of the Purchase Price for the Shares.

          "Closing Date" shall mean the date on which the Closing occurs, or such other date as may be agreed upon by the parties hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall have the meaning ascribed thereto in the preamble hereto.

          "Confidential Information" shall have the meaning ascribed thereto in Section 6.7(a) hereof.

          "Confidentiality Agreement" shall have the meaning ascribed thereto in Section 6.7(b) hereof.

          "Contract Action" shall have the meaning ascribed thereto in Section 6.2 hereof.

          "Corporation" shall mean CCP Holdings, Inc., a Delaware corporation and its successors and permitted assigns.

          "Current Assets" shall mean, at any date of determination, the aggregate amount of all current assets (excluding cash and cash equivalents determined in accordance with GAAP) of the Corporation and its Subsidiaries at such date, determined in accordance with the applicable books and records of the Corporation and its Subsidiaries and in accordance with GAAP, consistently applied.

          "Current Liabilities" shall mean, at any date of determination, the aggregate amount of all current liabilities
(including as a current liability any Medicare taxes due by the Corporation in connection with the Total Phantom Stock Payment, but excluding the current portion of all Funded Indebtedness) of the Corporation and its Subsidiaries at such date, determined in accordance with the applicable books and records of the Corporation and its Subsidiaries and in accordance with GAAP, consistently applied.

          "Damages" shall have the meaning ascribed thereto in
Section 9.1 hereof.

          "Deferred Compensation Phantom Stock Unit Plans" shall mean, collectively, the separate Deferred Compensation Phantom Stock Unit Plans effective October 20, 1993, among Chicago Central, Wood and each of the Phantom Stock Unit Holders and "Deferred Compensation Phantom Stock Unit Plan" shall mean any one of them.

          "DOT" shall mean the United States Department of Transportation or any successor governmental agency or authority.

          "DOT Approval" shall mean a final order of the DOT approving, exempting or otherwise authorizing the consummation of the transactions contemplated by this Agreement.

          "DOT Filings" shall have the meaning ascribed thereto in
Section 6.11 hereof.

          "Environmental Laws" shall mean all applicable federal, state and local laws, regulations, rules and ordinances which regulate, relate to or impose liability or standards of conduct concerning
Hazardous Substances, including, without limitation, the following:
CERCLA, 42 U.S.C. Sect 9601; RCRA, 42 U.S.C. Sect 6901; and TSCA, 15 U.S.C. Sect 2601; each as amended from time to time.

          "ERISA" shall have the meaning ascribed thereto in Section 4.14(a) hereof.

          "Escrow Agreement" shall mean the form of Escrow Agreement agreed upon by the Sellers, the Phantom Stock Unit Holders, the Buyer and the Escrow Bank, as the same may be amended and in effect from time to time.

          "Escrow Bank" shall mean any national bank or trust company having a combined capital and surplus of at least $5,000,000,000.

          "Escrow Indemnification Amount" shall mean an amount equal to $5,000,000.

          "Escrow Percentage" shall mean with respect to any Seller Escrow Party a fraction the numerator of which is (i) in the case of a Seller the amount received by such Seller pursuant to Section 2.4(d) and (ii) in the case of a Phantom Stock Unit Holder the amount received by such Phantom Stock Unit Holder pursuant to Section 2.5(b) and in both cases the denominator of which of the aggregate amounts of payments pursuant to Sections 2.4(d) and 2.5(b).

          "Estimated Capital Expenditure Amount" shall have the meaning ascribed thereto in Section 7.2(g) hereof.

          "Estimated Net Working Capital Amount" shall have the meaning ascribed thereto in Section 7.2(g) hereof.

          "Estimated Tax Exposure" shall have the meaning ascribed thereto in Section 6.16 hereof.

          "Final Capital Expenditures Determination Amount" shall have the meaning ascribed thereto in Section 2.3(b)(v) hereof.

          "Final Monthly Financial Statement" shall mean (i) if the Closing Date occurs after the twentieth day of a calendar month, the Monthly Financial Statement for the last full calendar month immediately preceding the Closing Date or (ii) if the Closing Date occurs on or before the twentieth day of a calendar month, the Monthly Financial Statement for the month prior to the last full calendar month immediately preceding the Closing Date.

          "Final Net Working Capital Determination Amount" shall have the meaning ascribed thereto in Section 2.3(a)(v) hereof.

          "Financial Statements" shall mean, collectively, the 1994 Financial Statements, the Unaudited Financial Statements, the 1995 Financial Statements and the Final Monthly Financial Statement.

          "Funded Indebtedness" shall mean any indebtedness of the Corporation and its Subsidiaries for borrowed money which under GAAP is shown on the balance sheet as a liability (including, without limitation, capitalized lease obligations).

          "GAAP" shall mean generally accepted accounting principles.

          "Hazardous Substances" shall mean all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as hazardous substances, hazardous wastes, solid wastes or toxic substances by, or regulated as such under, any Environmental Laws and shall include, without limitation, polychlorinated biphenyls, petroleum and petroleum-derived products, and any waste, substance, material, pollutant or contaminant the presence, disposal, release or threatened release of which on, onto or from the Properties may give rise to a Cleanup.

          "Indemnification Percentage" shall mean a fraction the numerator of which is $5,000,000 and the denominator of which is the sum of $6,000,000 and the Estimated Tax Exposure.

          "Indemnified Party" shall have the meaning ascribed thereto in Section 9.4 hereof.

          "Indemnifying Party" shall have the meaning ascribed thereto in Section 9.4 hereof.

          "Independent Accountant" shall have the meaning ascribed thereto in Section 2.3(a)(iv) hereof.

          "Independent Tax Accountant" shall mean a nationally recognized independent accounting firm selected by Arthur Andersen LLP and Deloitte & Touche, LLP.

          "Individual Phantom Stock Payments" shall have the meaning ascribed thereto in Section 2.5(b) hereof.

          "Individual Phantom Stock Unit Holders Escrow Contribution" shall mean with respect to any Phantom Stock Unit Holder an amount which is the product of the Total Escrow Contribution and such Phantom Stock Unit Holders Escrow Percentage.

          "Individual Seller" and "Individual Sellers" shall have the respective meaning ascribed thereto in the preamble hereto.

          "Initial Capital Expenditures Determination" shall have the meaning ascribed thereto in Section 2.3(b)(i) hereof.

          "Initial Net Working Capital Determination" shall have the meaning ascribed thereto in Section 2.3(a)(i) hereof.

          "Initial Threshold Amount" shall have the meaning ascribed thereto in Section 9.1 hereof.

          "IRS" shall mean the Internal Revenue Service or any successor governmental agency or authority.

          "Knowledge" shall mean (a) with respect to any Seller, the actual knowledge of such Seller, (b) with respect to the Corporation, the actual knowledge of the directors and officers of the Corporation and (c) with respect to the Buyer, the actual knowledge of the directors and officers of the Buyer.

          "Lien" shall mean any security interest, mortgage, lien, pledge, charge, claim or other encumbrance of any nature whatsoever.

          "Major Customers" shall have the meaning ascribed thereto in Section 4.23 hereof.

          "Material Adverse Effect" shall mean a material adverse effect on the assets, business, operations or financial condition of the Corporation and its Subsidiaries, taken as a whole.

          "Material Damages" shall have the meaning ascribed thereto in Section 9.1 hereof.

          "Monthly Financial Statement" shall have the meaning ascribed thereto in Section 6.13 hereof.

          "Net Working Capital" shall mean, at any date of determination, Current Assets at such date less Current Liabilities at such date.

          "Net Working Capital Dispute Fees" shall have the meaning ascribed thereto in Section 2.3(a)(iv) hereof.

          "Net Working Capital Disputed Items Notice" shall have the meaning ascribed thereto in Section 2.3(a)(ii) hereof.

          "1995 Financial Statements" shall have the meaning ascribed thereto in Section 6.13 hereof.

          "1994 Financial Statements" shall have the meaning ascribed thereto in Section 4.6 hereof.

          "1992 Tax Audit" shall mean the audit, currently pending, by the IRS of the Corporation's federal income tax return for the fiscal year ended December 31, 1992.

          "Non-Competition Agreement" shall mean the form of Non-
Competition Agreement, agreed upon by the Sellers and the Buyer, as the same may be amended and in effect from time to time.

          "Notice Period" shall have the meaning ascribed thereto in
Section 9.4(a) hereof.

          "Objection Response" shall have the meaning ascribed thereto in Section 6.2 hereof.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Phantom Stock Unit Holders" shall have the meaning ascribed thereto in the preamble hereto.

          "Phantom Stock Unit Holders Indemnification Amount" shall mean an amount equal to the Total Phantom Stock Unit Holders Escrow Contribution multiplied by the Indemnification Percentage.

          "Phantom Stock Unit Holders Purchase Price Adjustment
Amount" shall mean an amount equal to the Total Phantom Stock Unit Holders Escrow Contribution multiplied by the Purchase Price Adjustment Percentage.

          "Phantom Stock Unit Holders Tax Amount" shall mean an amount equal to the Total Phantom Stock Unit Holders Escrow
Contribution multiplied by the Tax Percentage.

          "Prime Rate" shall mean the rate of interest publicly announced by the Escrow Bank from time to time as its "prime rate."

          "Pro Rata Portion" shall mean, with respect to any Seller, a fraction, the numerator of which shall be the number of Shares set forth opposite such Seller's name on Schedule 1 hereto, and the denominator of which shall be 7,600.

          "Property" and "Properties" shall have the respective meanings ascribed thereto in Section 4.13(a) hereof.

          "Proposed Action Notice" shall have the meaning ascribed thereto in Section 6.2 hereof.

          "Proposed Capital Expenditures Adjustment" shall have the meaning ascribed thereto in Section 2.3(b)(iv).

          "Proposed Net Working Capital Adjustment" shall have the meaning ascribed thereto in Section 2.3(a)(iv) hereof.

          "Purchase Price" shall have the meaning ascribed thereto in
Section 2.2 hereof.

          "Purchase Price Adjustment Amount" shall mean an amount equal to $1,000,000.

          "Purchase Price Adjustment Percentage" shall mean a fraction the numerator of which is $1,000,000 and the denominator of which is the sum of $6,000,000 and the Estimated Tax Exposure.

          "Reed" shall have the meaning ascribed thereto in the preamble hereto.

          "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal or leaching into the environment.

          "Remaining Purchase Price" shall have the meaning ascribed thereto in Section 2.4(d) hereof.

          "Revised Capital Expenditures Determination" shall have the meaning ascribed thereto in Section 2.3(b)(iv) hereof.

          "Revised Net Working Capital Determination" shall have the meaning ascribed thereto in Section 2.3(a)(iv) hereof.

          "Scheduled Capital Expenditure Amount" shall mean, as of any date of determination, the cumulative dollar amount of materials, labor, purchase services and additives required to have been capitalized by the Corporation (and not in inventory) in respect of capital projects, whether in process or completed, and as set forth on
Schedule 6.2 hereof.

          "Seller" and "Sellers" shall have the respective meaning ascribed thereto in the preamble hereto.

          "Seller Capital Expenditures Amount" shall have the meaning ascribed thereto in Section 2.3(b)(v)(A) hereof.

          "Seller Capital Expenditures Difference" shall have the meaning ascribed thereto in Section 2.3(b)(v)(A) hereof.

          "Seller Escrow Parties" shall mean, collectively, the Sellers and the Phantom Stock Unit Holders, and "Seller Escrow Party" shall mean any one of them.

          "Seller Net Working Capital Amount" shall have the meaning ascribed thereto in Section 2.3(a)(v)(A) hereof.

          "Seller Net Working Capital Difference" shall have the meaning ascribed thereto in Section 2.3(a)(v)(A) hereof.

          "Sellers' Agent" shall have the meaning ascribed thereto in
Section 11.14 hereof.

          "Sellers' Tax Estimate" shall have the meaning ascribed thereto in Section 6.16 hereof.

          "Shares" shall have the meaning ascribed thereto in the preamble hereto.

          "Subsidiaries" shall mean, collectively, (i) Chicago
Central, (ii) Cedar River Railroad Corporation, an Iowa corporation,
(iii) Iron Horse Properties, Inc., a Delaware corporation, and
(iv) Missouri River Bridge Company, a Delaware corporation, and their respective successors and permitted assigns, and "Subsidiary" shall mean any one of them.

          "Tax Percentage" shall mean a fraction the numerator of which is the Estimated Tax Exposure and the denominator of which is the sum of $6,000,000 and the Estimated Tax Exposure.

          "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes.

          "Taxes" shall mean all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing, and "Tax" shall mean any one of them.

          "Total Phantom Stock Unit Holders Escrow Contribution" shall mean the aggregate amount of all Individual Phantom Stock Unit Holders Escrow Contributions.

          "Total Escrow Contribution" shall mean the amount which is the sum of the Escrow Indemnification Amount, the Estimated Tax
Exposure and the Purchase Price Adjustment Amount.

          "Total Phantom Stock Payments" shall mean the aggregate amount due and payable by the Corporation to the Phantom Stock Unit Holders under the Deferred Compensation Phantom Stock Unit Plans.

          "Transferred Employee" shall have the meaning ascribed thereto in Section 6.15(c).

          "Trust Seller" and "Trust Sellers" shall have the respective meanings ascribed thereto in the preamble hereto.

          "Unaudited Financial Statement Working Capital Amount" shall mean an amount equal to -$899,000 (expressed as a negative number).

          "Unaudited Financial Statements" shall have the meaning ascribed thereto in Section 4.6 hereof.

          "Wood" shall have the meaning ascribed thereto in the preamble hereto.

                                ARTICLE II
                   PURCHASE AND SALE OF SHARES; DEFERRED
             COMPENSATION PHANTOM STOCK UNIT PLAN ARRANGEMENTS

          SECTION 2.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers agree to sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to the Buyer, and the Buyer shall purchase, accept and acquire, the Shares in exchange for the Purchase Price (as hereinafter defined).

          SECTION 2.2 Purchase Price. The purchase price to be paid by the Buyer to the Sellers for the Shares shall be an amount equal to the sum of (i) one hundred twenty-four million eight hundred seventy-five thousand dollars ($124,875,000), (ii) if cash and cash equivalents as of the Business Day immediately preceding the Closing Date exceed $10,000,000 plus the amount of such excess, or if cash and cash equivalents are less than $10,000,000 as of such date, minus the amount of such difference, (iii) if Funded Indebtedness as of the Business Day immediately preceding the Closing Date is less than $42,572,526, plus the amount of such difference, or if Funded Indebtedness is more than $42,572,526 as of such date, minus the amount of such excess, (iv) if the Estimated Net Working Capital Amount exceeds the Unaudited Financial Statement Working Capital Amount, plus the amount of such excess, or if the Estimated Net Working Capital Amount is less than the Unaudited Financial Statement Working Capital Amount, minus the amount of such difference, and (v) if the Estimated Capital Expenditure Amount exceeds the Scheduled Capital Expenditure Amount, plus the amount of such excess, or if the Estimated Capital Expenditure Amount is less than the Scheduled Capital Expenditure Amount, minus the amount of such difference, subject to adjustment as provided in Section 2.3 (in the aggregate, as so adjusted the "Purchase Price").

          SECTION 2.3 Post-Closing Adjustment. In addition to the portion of the Purchase Price due at Closing (as set forth in Section
2.4 hereof), the following amounts shall be payable as an adjustment to the Purchase Price after the Closing Date as set forth below in this
Section 2.3.

          (a)  Net Working Capital.  There shall be an
     adjustment with respect to Net Working Capital as follows:

               (i)  Calculation of Net Working Capital.
          Within 30 days after the Closing Date, the Buyer shall deliver to the Sellers' Agent a calculation of Net Working Capital as of the Closing Date (the "Initial Net Working Capital
          Determination") prepared by Arthur Andersen LLP and determined in accordance with the applicable books and records of the Corporation and its Subsidiaries and in accordance with GAAP, consistently applied.

               (ii) Disputed Items Notice.  If the
          Sellers' Agent delivers written notice (the
          "Net Working Capital Disputed Items Notice") to the Buyer within 30 days after delivery of the Initial Net Working Capital Determination, stating that the Sellers' Agent objects to the Initial Net Working Capital Determination and specifying in detail the basis for such objection, the Buyer and the Sellers' Agent shall attempt to resolve and finally determine the amount of Net Working Capital as of the Closing Date within 15 days of the Net Working
          Capital Disputed Items Notice.

               (iii)  Conclusive Presumption.  If the
          Sellers' Agent shall not have delivered the Net
          Working Capital Disputed Items Notice to the
          Buyer within 30 days after delivery of the Initial Net Working Capital Determination, the amount of Net Working Capital, as specified in the Initial Net Working Capital Determination, shall be conclusively presumed to be true and correct and shall be binding upon the parties hereto for purposes of determining any amounts due hereunder and final payment pursuant to paragraph (v) of this Section 2.3(a) shall not be delayed or disputed.

               (iv) Dispute Resolution;  Payment of
          Fees and Expenses. If the Buyer and the Sellers' Agent shall be unable to agree upon the amount of Net Working Capital as of the Closing Date within 15 days after delivery of the Net Working Capital Disputed Items Notice,
          Price Waterhouse LLP (the "Independent
          Accountant") shall review the disputed items and make a determination as to the amount of Net Working Capital as of the Closing Date (the
          "Revised Net Working Capital Determination").
          At the time of the submission of the dispute to the Independent Accountant, each of the Buyer and the Sellers' Agent shall submit in writing to the other and to the Independent Accountant a final proposed amount of Net Working Capital as of the Closing Date (the "Proposed Net
          Working Capital Adjustment").  The Revised Net
          Working Capital Determination shall be made within 30 days after the submission of the dispute to the Independent Accountant and shall be binding upon the parties. The fees, costs and expenses of the Independent Accountant with respect to this Section 2.3(a) (the "Net
          Working Capital Dispute Fees") shall be borne as follows: (i) in the event that the difference between the Revised Net Working
          Capital Determination and the Buyer's Proposed
          Net Working Capital Adjustment exceeds the difference between the Revised Net Working
          Capital Determination and the Sellers' Proposed
          Net Working Capital Adjustment, the Buyer shall bear and pay all of the Net Working Capital
          Dispute Fees; (ii) in the event that the difference between the Revised Net Working
          Capital Determination and the Sellers' Proposed
          Net Working Capital Adjustment exceeds the difference between the Revised Net Working
          Capital Determination and the Buyer's Proposed
          Net Working Capital Adjustment, the Sellers shall bear and pay all of the Net Working
          Capital Dispute Fees; and (iii) if the difference between the Revised Net Working
          Capital Determination and the Buyer's Proposed
          Net Working Capital Adjustment is equal to the difference between the Revised Net Working
          Capital Determination and the Sellers' Proposed
          Net Working Capital Adjustment, the Buyer and the Sellers shall each bear and pay one-half of the Net Working Capital Dispute Fees. The
          Revised Net Working Capital Determination shall be final and binding on the parties for purposes of determining any adjustments to the Purchase Price and final payment pursuant to paragraph (v) of this Section 2.3(a) shall not be delayed or disputed.

               (v)  Final Payment Regarding Adjustment
          Amount. Within five business days after the final determination of Net Working Capital as of the Closing Date (the "Final Net Working
          Capital Determination Amount") pursuant to this
          Section 2.3(a):

                    (A)    In the event that the
               Final Net Working Capital
               Determination Amount is greater
               than the Estimated Net Working
               Capital Amount (such difference
               being hereinafter referred to as
               the "Seller Net Working Capital
               Amount"), the Buyer shall instruct
               the Escrow Bank, in accordance with
               the terms of the Escrow Agreement,
               to pay to each Seller Escrow Party
               its Escrow Percentage of the Seller
               Net Working Capital Amount,
               together with interest on such
               amount from the Closing Date to the
               date of payment at the Prime Rate
               per annum, compounded daily on the
               basis of a 365-day year.  In the
               event the amounts held under the
               Escrow Agreement to pay the Seller
               Net Working Capital Amount are less
               than the amount required to pay the
               Seller Net Working Capital Amount
               in full giving effect to
               disbursements made pursuant to
               Section 2.4(b)(v)(A) (such
               difference being hereinafter
               referred to as the "Seller Net
               Working Capital Difference"), then,
               in addition to amounts paid
               pursuant to the immediately
               preceding sentence, the Buyer shall
               pay to each Seller Escrow Party its
               Escrow Percentage of the Seller Net
               Working Capital Difference by wire
               transfer, together with interest
               thereon at the Prime Rate per
               annum, compounded daily on the
               basis of a 365-day year.

                    (B)     In the event that the
               Final Net Working Capital
               Determination Amount is less than
               the Estimated Net Working Capital
               Amount (such difference being
               hereinafter referred to as the
               "Buyer Net Working Capital
               Amount"), the Seller's Agent shall
               instruct the Escrow Bank, in
               accordance with the terms of the
               Escrow Agreement, to pay to the
               Buyer the Buyer Net Working Capital
               Amount, together with interest on
               such amount from the Closing Date
               to the date of payment at the Prime
               Rate per annum, compounded daily on
               the basis of a 365-day year.  In
               the event the amounts held under
               the Escrow Agreement to pay the
               Buyer Net Working Capital Amount
               are less than the amount required
               to pay the Buyer Net Working
               Capital Amount in full giving
               effect to disbursements made
               pursuant to Section 2.4(b)(v)(B)
               (such difference being hereinafter
               referred to as the "Buyer Net
               Working Capital Difference"), then,
               in addition to amounts paid
               pursuant to the immediately
               preceding sentence, each Seller
               Escrow Party shall pay to the Buyer
               its Escrow Percentage of the Buyer
               Net Working Capital Difference by
               wire transfer, together with
               interest thereon at the Prime Rate
               per annum, compounded daily on the
               basis of a 365-day year.

               (vi) In the event of default by the
          Buyer or the Sellers, as the case may be, in the payment when due of any sum owing pursuant to paragraph (v) of this Section 2.3(a), the amount so owing shall become immediately due and payable with interest from the Closing date at the Prime Rate plus two percent (2%) per annum, compounded daily on the basis of a 365-day year.

          (b) Capital Expenditures. There shall be an adjustment with respect to the Capital Expenditure Amount as follows:

               (i)  Calculation of Capital
          Expenditures.  Within 30 days after the Closing
          Date, the Buyer shall deliver to the Sellers'
          Agent a calculation of the Capital Expenditure
          Amount as of the Closing Date (the "Initial
          Capital Expenditures Determination") prepared by Arthur Andersen LLP and determined in accordance with the applicable books and records of the Corporation and its Subsidiaries and in accordance with GAAP, consistently applied.

               (ii) Disputed Items Notice.  If the
          Sellers' Agent delivers written notice (the
          "Capital Expenditures Disputed Items Notice") to the Buyer within 30 days after delivery of the Initial Capital Expenditures Determination, stating that the Sellers' Agent objects to the Initial Capital Expenditures Determination and specifying in detail the basis for such objection, the Buyer and the Sellers' Agent shall attempt to resolve and finally determine the Capital Expenditure Amount as of the Closing Date within 15 days of the Capital
          Expenditures Disputed Items Notice.

               (iii)  Conclusive Presumption.  If the
          Sellers' Agent shall not have delivered the Capital Expenditures Disputed Items Notice to the Buyer within 30 days after delivery of the Initial Capital Expenditures Determination, the
          Capital Expenditure Amount, as specified in the Initial Capital Expenditures Determination, shall be conclusively presumed to be true and correct and shall be binding upon the parties hereto for purposes of determining any amounts due hereunder and final payment pursuant to paragraph (v) of this Section 2.3(b) shall not be delayed or disputed.

               (iv) Dispute Resolution;  Payment of
          Fees and Expenses. If the Buyer and the Sellers' Agent shall be unable to agree upon the Capital Expenditure Amount as of the Closing Date within 15 days after delivery of the Capital Expenditures Disputed Items Notice, the Independent Accountant shall review the disputed items and make a determination as to the Capital Expenditure Amount as of the Closing Date (the "Revised Capital Expenditures
          Determination"). At the time of the submission of the dispute to the Independent Accountant, each of the Buyer and the Sellers' Agent shall submit in writing to the other and to the Independent Accountant a final proposed Capital
          Expenditure Amount as of the Closing Date (the
          "Proposed Capital Expenditures Adjustment").
          The Revised Capital Expenditures Determination shall be made within 30 days after the submission of the dispute to the Independent
          Accountant and shall be binding upon the parties. The fees, costs and expenses of the Independent Accountant with respect to this
          Section 2.3(b) (the "Capital Expenditures
          Dispute Fees") shall be borne as follows: (i) in the event that the difference between the Revised Capital Expenditures Determination and the Buyer's Proposed Capital Expenditures
          Adjustment exceeds the difference between the Revised Capital Expenditures Determination and the Sellers' Proposed Capital Expenditures
          Adjustment, the Buyer shall bear and pay all of the Capital Expenditures Dispute Fees; (ii) in the event that the difference between the Revised Capital Expenditures Determination and the Sellers' Proposed Capital Expenditures
          Adjustment exceeds the difference between the Revised Capital Expenditures Determination and the Buyer's Proposed Capital Expenditures
          Adjustment, the Sellers shall bear and pay all of the Capital Expenditures Dispute Fees; and
          (iii)  if the difference between the Revised
          Capital Expenditures Determination and the
          Buyer's Proposed Capital Expenditures
          Adjustment is equal to the difference between the Revised Capital Expenditures Determination and the Sellers' Proposed Capital Expenditures
          Adjustment, the Buyer and the Sellers shall each bear and pay one-half of the Capital
          Expenditures Dispute Fees.  The Revised Capital
          Expenditures Determination shall be final and binding on the parties for purposes of determining any adjustments to the Purchase
          Price and final payment pursuant to paragraph
          (v) of this Section 2.3(b) shall not be delayed or disputed.

               (v)  Final Payment Regarding Adjustment
          Amount. Within five business days after the final determination of the Capital Expenditure
          Amount as of the Closing Date (the "Final
          Capital Expenditures Determination Amount") pursuant to this Section 2.3(b):

                    (A)    In the event that the
               Final Capital Expenditures
               Determination Amount is greater
               than the Estimated Capital
               Expenditures Amount (such
               difference being hereinafter
               referred to as the "Seller Capital
               Expenditures Amount"), the Buyer
               shall instruct the Escrow Bank, in
               accordance with the terms of the
               Escrow Agreement, to pay to each
               Seller Escrow Party its Escrow
               Percentage of the Seller Capital
               Expenditures Amount, together with
               interest on such amount from the
               Closing Date to the date of payment
               at the Prime Rate per annum,
               compounded daily on the basis of a
               365-day year.  In the event the
               amounts held under the Escrow
               Agreement to pay the Seller Capital
               Expenditures Amount are less than
               the amount required to pay the
               Seller Capital Expenditures Amount
               in full giving effect to
               disbursements made pursuant to
               Section 2.4(a)(v)(A) (such
               difference being hereinafter
               referred to as the "Seller Capital
               Expenditures Difference"), then, in
               addition to amounts paid pursuant
               to the immediately preceding
               sentence, the Buyer shall pay to
               each Seller Escrow Party its Escrow
               Percentage of the Seller Capital
               Expenditures Difference by wire
               transfer, together with interest
               thereon at the Prime Rate per
               annum, compounded daily on the
               basis of a 365-day year.

                    (B)     In the event that the
               Final Capital Expenditures
               Determination Amount is less than
               the Estimated Capital Expenditures
               Amount (such difference being
               hereinafter referred to as the
               "Buyer Capital Expenditures
               Amount"), the Sellers' Agent shall
               instruct the Escrow Bank, in
               accordance with the terms of the
               Escrow Agreement, to pay to the
               Buyer the Buyer Capital
               Expenditures Amount, together with
               interest on such amount from the
               Closing Date to the date of payment
               at the Prime Rate per annum,
               compounded daily on the basis of a
               365-day year.  In the event the
               amounts held under the Escrow
               Agreement to pay the Buyer Capital
               Expenditures Amount are less than
               the amount required to pay the
               Buyer Capital Expenditures Amount
               in full giving effect to
               disbursements made pursuant to
               Section 2.4(a)(v)(B) (such
               difference being hereinafter
               referred to as the "Buyer Capital
               Expenditures Difference"), then, in
               addition to amounts paid pursuant
               to the immediately preceding
               sentence, each Seller Escrow Party
               shall pay to the Buyer its Escrow
               Percentage of the Buyer Capital
               Expenditure Difference by wire
               transfer, together with interest
               thereon at the Prime Rate per
               annum, compounded daily on the
               basis of a 365-day year.

               (vi) In the event of default by the
          Buyer or the Sellers, as the case may be, in the payment when due of any sum owing pursuant to paragraph (v) of this Section 2.3(b), the amount so owing shall become immediately due and payable with interest from the Closing date at the Prime Rate plus two percent (2%) per annum, compounded daily on the basis of a 365-day year.

          (c) From and after the Closing Date, the Buyer shall, and shall cause the Corporation to, provide all information, access to information and cooperation reasonably requested by the Sellers' Agent to permit the Sellers' Agent to fulfill the Sellers' obligations under this Section 2.3.

          SECTION 2.4 Payment of Purchase Price.

          (a) At the Closing, the Buyer shall deliver and deposit with the Escrow Bank, to be held in accordance with the terms of the Escrow Agreement, an aggregate amount equal to the Escrow Indemnification Amount less the Phantom Stock Unit Holders Indemnification Amount.

          (b) At the Closing, the Buyer shall deliver and deposit with the Escrow Bank, to be held in accordance with the terms of the Escrow Agreement, an amount equal to the Estimated Tax Exposure less the Phantom Stock Unit Holders Tax Amount.

          (c) At the Closing, the Buyer shall deliver and deposit with the Escrow Bank, to be held in accordance with the terms of the Escrow Agreement, an aggregate amount equal to the Purchase Price Adjustment Amount less the Phantom Stock Unit Holders Purchase Price Amount.

          (d) At the Closing, the Buyer shall pay to the Sellers the Purchase Price less (i) the Escrow Indemnification Amount less the Phantom Stock Unit Holders Indemnification Amount, (ii) the Estimated Tax Exposure less the Phantom Stock Unit Holders Tax Amount and (iii) the Purchase Price Adjustment Amount less the Phantom Stock Unit Holders Purchase Price Adjustment Amount (the "Remaining Purchase Price"), with each Seller receiving an amount equal to the Remaining Purchase Price multiplied by such Seller's Pro Rata Portion. Such amount shall be paid to each Seller by wire transfer to the account designated by such Seller in writing to the Buyer at least two (2) Business Days prior to the Closing Date.

          SECTION 2.5.        Deferred Compensation Phantom Stock Unit
Plan Arrangements.

          (a) At the Closing, Wood shall pay to Chicago Central an amount equal to 60% of the Total Phantom Stock Payment.

          (b) At the Closing, Chicago Central shall pay to each Phantom Stock Unit Holder an amount equal to the Total Phantom Stock Payment multiplied by the percentage set forth opposite their name on Schedule 2.5 (the "Individual Phantom Stock Payments").

          (c)  At the Closing, each of the Phantom Stock Unit
     Holders shall deliver and deposit with the Escrow Bank, to be held in accordance with the terms of the Escrow Agreement an amount equal to the Individual Phantom Stock Unit Holders Escrow Contribution, of which (i) an amount equal to the Individual Phantom Stock Unit Holders Escrow Contribution multiplied by the Indemnification Percentage shall be deposited in the Indemnification Escrow Account created under the Escrow Agreement, (ii) an amount equal to the Individual Phantom Stock Unit Holders Escrow Contribution multiplied by the Tax Percentage shall be deposited in the Tax Exposure Escrow Account created under the Escrow Agreement, and (iii) an amount equal to the Individual Phantom Stock Unit Holders Escrow Contribution multiplied by the Purchase Price Adjustment Percentage shall be deposited in the Purchase Price Adjustment Account created under the Escrow Agreement.

                                ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF SELLERS

          SECTION 3.1. Representations and Warranties of Individual Sellers. Each of the Individual Sellers represents and warrants to Buyer that as of the date hereof:

               (a) Such Individual Seller has all requisite legal capacity to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Individual Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of such Individual Seller enforceable against such Individual Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor's rights generally and general principles of equity.

               (b) Such Individual Seller is the beneficial and record owner of the number of Shares set forth beside its name on
Schedule 1 attached hereto and has good and marketable title to such Shares, free and clear of any Liens, except as set forth on Schedule 3.1(b). Such Individual Seller has the legal right to sell and deliver the Shares pursuant to this Agreement. The Shares being sold to the Buyer by such Individual Seller at the Closing include all of the Shares owned beneficially or of record by such Individual Seller, and such Individual Seller owns no other securities of the Corporation. Except as set forth on Schedule 3.1(b), the Shares to be sold by such Individual Seller are not subject to any proxy, voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares. Except as set forth on Schedule 3.1(b), such Individual Seller has not issued (and is not committed to issue) any option, warrant or other right to subscribe for or purchase any capital stock of the Corporation or securities convertible into or exchangeable for any capital stock of the Corporation. Upon delivery of and payment for the Shares held by such Individual Seller, and assuming the Buyer purchases the Shares in good faith and without notice of any adverse claim, the Buyer will acquire valid and unencumbered title to the Shares being sold by such Individual Seller, free and clear of any Liens other than Liens which may arise from any acts or omissions by, or the status of or any facts pertaining to, the Buyer.

               (c) Except as set forth on Schedule 3.1(c), the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by such Individual Seller do not and will not violate, conflict with, result in a breach of, or constitute a default or result in or permit any acceleration of any obligation under
(i) any law, ordinance or governmental rule or regulation to which such Individual Seller is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to such Individual Seller, or (iii) any mortgage, indenture, agreement, contract, commitment, lease, license, or other instrument or document, oral or written, to which such Individual Seller is a party, or by which any of the Shares of such Individual Seller may be bound, except where a waiver with respect thereto has been or will, prior to Closing, be obtained or except for such violation, default or conflict that could not reasonably be expected to materially affect the ability of such Individual Seller to consummate the transactions provided for in this Agreement.

               (d) Except as set forth on Schedule 3.1(d), neither the execution and delivery by such Individual Seller, nor the consummation by such Individual Seller of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of advance notice by such Individual Seller to, or the registration by such Individual Seller with, or the taking of any other action by such Individual Seller in respect of, any federal, state or local governmental authority, and the execution, delivery and performance of this Agreement by such Individual Seller will not result in the creation of any Lien upon any of the Shares owned by such Individual Seller.

               (e) There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to such Individual Seller's Knowledge, threatened against such Individual Seller to restrain or prohibit the consummation of the transactions contemplated hereby.

               (f) Such Individual Seller has not employed or retained any broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby the Corporation or its Subsidiaries, or the Sellers, or the Buyer may be obligated to pay such a fee or commission.

          SECTION 3.2. Representations and Warranties of Trust Sellers. Each of the Trust Sellers represents and warrants to the Buyer that as of the date hereof:

               (a) Such Trust Seller has all requisite legal capacity to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Trust Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of such Trust Seller enforceable against such Trust Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor's rights generally and general principles of equity.

               (b) Such Trust Seller is the beneficial and record owner of the number of Shares set forth beside its name on Schedule 1 attached hereto and has good and marketable title to such Shares, free and clear of any Liens, except as set forth on Schedule 3.2(b). Such Trust Seller has the legal right to sell and deliver the Shares pursuant to this Agreement. The Shares being sold to the Buyer by such Trust Seller at the Closing include all of the Shares owned beneficially or of record by such Trust Seller, and such Trust Seller owns no other securities of the Corporation. Except as set forth on
Schedule 3.2(b), the Shares to be sold by such Trust Seller are not subject to any proxy, voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares. Except as set forth on Schedule 3.2(b), such Trust Seller has not issued (and is not committed to issue) any option, warrant or other right to subscribe for or purchase any capital stock of the Corporation or securities convertible into or exchangeable for any capital stock of the Corporation. Upon delivery of and payment for the Shares held by such Trust Seller, and assuming the Buyer purchases the Shares in good faith and without notice of any adverse claim, the Buyer will acquire valid and unencumbered title to the Shares being sold by such Trust Seller, free and clear of any Liens other than Liens which may arise from any acts or omissions by, or the status of or any facts pertaining to, the Buyer.

               (c) Except as set forth on Schedule 3.2(c), the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by such Trust Seller do not and will not violate, conflict with, result in a breach of, or constitute a default or result in or permit any acceleration of any obligation under
(i) any law, ordinance or governmental rule or regulation to which such Trust Seller is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to such Trust Seller, or (iii) any mortgage, indenture, agreement, contract, commitment, lease, license, or other instrument or document, oral or written, to which such Trust Seller is a party, or by which any of the Shares of such Trust Seller may be bound, except where a waiver with respect thereto has been or will, prior to Closing, be obtained or except for such violation, default or conflict that could not reasonably be expected to materially affect the ability of such Trust Seller to consummate the transactions provided for in this Agreement.

               (d) Except as set forth on Schedule 3.2(d), neither the execution and delivery by such Trust Seller, nor the consummation by such Trust Seller of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of advance notice by such Trust Seller to, or the registration by such Trust Seller with, or the taking of any other action by such Trust Seller in respect of, any federal, state or local governmental authority, and the execution, delivery and performance of this Agreement by such Trust Seller will not result in the creation of any Lien upon any of the Shares owned by such Trust Seller.

               (e) There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to such Trust Seller's Knowledge, threatened against such Trust Seller to restrain or prohibit the consummation of the transactions contemplated hereby.

               (f) Such Trust Seller has not employed or retained any broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby the Corporation or its Subsidiaries, or the Sellers, or the Buyer may be obligated to pay such a fee or commission.

                                ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                        REGARDING THE CORPORATION

          The Corporation and each of the Sellers represents and warrants to the Buyer that as of the date hereof:

          SECTION 4.1 Organization; Good Standing; Corporate Power.
The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to enter into this Agreement and to perform its obligations hereunder, has the corporate power to own its properties and carry on its business as the same is now being conducted, and is, or on the Closing Date will be, duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the corporate or other power to own its properties and carry on its business as the same is now being conducted and each is, or on the Closing Date will be, duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the Certificate of Incorporation and Bylaws of the Corporation and each of the Subsidiaries have previously been delivered to the Buyer.

          SECTION 4.2 Authorization. The execution and delivery of this Agreement by the Corporation has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor's rights generally and general principles of equity.

          SECTION 4.3 Capitalization. The authorized capital stock of the Corporation consists of 10,000 shares of Common Stock, of which 7,600 shares of Common Stock, constituting the Shares, are outstanding. The Shares have been validly issued, are fully-paid and non-assessable and have not been issued in violation of any preemptive or other similar rights of stockholders. There are no outstanding options, warrants, rights, agreements, contracts, calls, commitments or demands of any character obligating the Corporation to issue any authorized but unissued shares of capital stock or other securities of the Corporation, or to redeem any shares of capital stock or other securities of the Corporation, nor are there any securities convertible into or evidencing the right to purchase any other shares of capital stock or other securities of the Corporation.

          SECTION 4.4 Subsidiaries.  Except as set forth on Schedule
4.4 hereto, the Corporation does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business entity. The Corporation has good and marketable title to all outstanding shares of the capital stock of each of its Subsidiaries, free and clear of any Liens. There are no outstanding options, warrants, rights, agreements, contracts, calls, commitments or demands of any character obligating any of the Subsidiaries to issue any authorized but unissued shares of capital stock or other securities of any of the Subsidiaries nor are there any securities convertible into or evidencing the right to purchase any other shares of capital stock or other securities of any of the Subsidiaries. Between the date hereof and the Closing Date, no shares of capital stock of any Subsidiary will be issued to any Person.

          SECTION 4.5 Violation or Conflict.  Except as set forth on
Schedule 4.5, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by the Corporation do not and will not violate, conflict with, result in a breach of, or constitute a default or result in or permit any acceleration of any obligation under (a) the Corporation's Certificate of Incorporation or Bylaws, (b) any law, ordinance or governmental rule or regulation to which the Corporation or any of its Subsidiaries is subject, (c) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Corporation or any of its Subsidiaries, or (d) any mortgage, indenture, agreement, contract, commitment, lease, license, or other instrument or document, oral or written, to which the Corporation or any of its Subsidiaries is a party, except where a waiver with respect thereto has been or will, prior to Closing, be obtained or except for such violation, default or conflict that could not reasonably be expected to have a Material Adverse Effect or materially affect the ability of the Corporation to consummate the transactions provided for in this Agreement.

          SECTION 4.6 Financial Statements. The Corporation has heretofore delivered to the Buyer a true copy of the audited consolidated and consolidating balance sheet of the Corporation at December 31, 1994 and the related audited consolidated and consolidating statements of income and statements of changes in financial position of the Corporation for the fiscal year then ended (the "1994 Financial Statements") and the unaudited consolidated and consolidating balance sheets of the Corporation, at September 30, 1995 and the related unaudited consolidated and consolidating statements of income and statements of changes in financial position of the Corporation for the nine months then ended (the "Unaudited Financial Statements"). The Financial Statements present fairly the financial position of the Corporation and its Subsidiaries as of their respective dates, and the results of their operations and the changes in their financial position for the periods then ended, in conformity with GAAP, applied on a consistent basis (except as otherwise therein or in the notes thereto stated).

          SECTION 4.7 Changes in Condition.  Since September 30,
1995, the Corporation and its Subsidiaries have operated their respective businesses only in the ordinary course of business and there has not been any change in the business or financial condition of the Corporation and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.8 Title to Properties. The Corporation and its Subsidiaries have sufficient title to all material real properties and all other material properties and assets reflected in the Unaudited Financial Statements or purported to have been acquired by the Corporation or its Subsidiaries after the date thereof (excepting, however, property and other assets, in the aggregate not material to the Corporation or its Subsidiaries, sold or otherwise disposed of subsequent to such date in the ordinary course of business), in order to permit the Corporation and its Subsidiaries to conduct their business as it is currently being conducted. All material real property owned by the Corporation and its Subsidiaries is owned free and clear of all Liens, except for: (a) those incurred in the ordinary course of business; (b) those reflected on the consolidated balance sheet of the Corporation included in the Unaudited Financial Statements; (c) statutory or common law Liens not yet delinquent; or
(d) those set forth in Schedule 4.8.

          SECTION 4.9 Intangibles. Schedule 4.9 hereto contains a list of all patents and applications therefor, trademarks, service marks, trademark registrations and applications therefor, trade names, copyrights, any copyright registrations and applications therefor owned, possessed or used by or licensed to the Corporation or any of its Subsidiaries and necessary for the conduct of their business and the Corporation and its Subsidiaries either own the entire right, title and interest in, or has valid licenses for, the same. To the Corporation's Knowledge, neither the Corporation nor any of the services provided by it infringes upon the rights of any other person, and, to the Corporation's Knowledge, the conduct of any other person's business or any of the services it provides does not infringe upon any rights of the Corporation and its Subsidiaries.

          SECTION 4.10        Litigation.  Except as set forth on Schedule
4.10 hereto, there are no actions, suits, claims, investigations or proceedings pending or, to the Corporation's Knowledge, threatened against the Corporation or its Subsidiaries. None of the actions, suits, claims, investigations or proceedings set forth in Schedule 4.10 is reasonably likely to have a Material Adverse Effect. There is no injunction, order or decree of any court or administrative agency or any such action or proceeding pending or, to the Corporation's
Knowledge, threatened against the Corporation or its Subsidiaries to restrain or prohibit the consummation of the transactions contemplated hereby.

          SECTION 4.11        Outstanding Indebtedness; Liabilities.
Except as disclosed in the Unaudited Financial Statements and the notes thereto, the Corporation and its Subsidiaries have no indebtedness for borrowed money which the Corporation or any Subsidiary has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Corporation or any Subsidiary has otherwise become directly or indirectly liable. The Corporation and its Subsidiaries have no liabilities, whether accrued, absolute, contingent or otherwise, required by GAAP to be included as a liability on an audited consolidated balance sheet or described in the notes thereto, other than (a) liabilities which are reflected or reserved against in the consolidated balance sheet of the Corporation included in the Unaudited Financial Statements, (b) liabilities incurred since the date of the consolidated balance sheet of the Corporation included in the Unaudited Financial Statements in the ordinary course of business consistent with past practice, and (c) liabilities relating to the subject matter of the representations and warranties contained in this Article IV other than the representations and warranties contained in this Section 4.11. Except as set forth on Schedule 4.11 hereto, the Corporation is not currently a party to any transaction involving (i) the sale of receivables, (ii) the sale and leaseback of assets, or (iii) inventory financing (other than the deferred payment of certain items of inventory and the consignment of certain items, both in the ordinary course of business consistent with past practice).

          SECTION 4.12 Violations of Law. Neither the Corporation nor its Subsidiaries are in violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties, real or personal, which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.13        Environmental  Matters.  To the
Corporation's Knowledge, except as set forth on Schedule 4.13 and except as could not reasonably be expected to have a Material Adverse
Effect:

          (a) the Corporation and its Subsidiaries have obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of all real property owned, operated or leased by the Corporation or its Subsidiaries as of the Closing Date (individually, a "Property" and, collectively, the "Properties");

          (b) during the Corporation's ownership of the Properties, no claim, lawsuit, administrative proceeding, or other legal or administrative challenge has been brought concerning the Properties, the operation of the Properties or the existence of any Release of Hazardous Substances or any hazardous condition thereon;

          (c) the Corporation and its Subsidiaries have not used any Property for any industrial or commercial operation which utilizes Hazardous Substances and the Corporation and its Subsidiaries are not aware of any such use of any Property prior to the Corporation's ownership thereof;

          (d) the Corporation and its Subsidiaries have not released, spilled, discharged or deposited any Hazardous Substance on any Property, whether in containers or other impoundments, or directly in the lands or waters of any Property;

          (e) the Corporation and its Subsidiaries have not installed or affixed any asbestos-containing materials in any structure on any Property;

          (f) the Corporation and its Subsidiaries have not affixed or installed any electrical transformers, fluorescent light fixtures or other electrical equipment containing polychlorinated biphenyls in any Property; and

          (g) the Corporation and its Subsidiaries have not installed any underground storage tanks, barrels, sumps or other units, containers or equipment (moveable or fixed) for the containment of Hazardous Substances in any part of any Property other than such installations necessary to maintain existing underground storage tanks, barrels, sumps or other units, containers or equipment (moveable or fixed) for the containment of Hazardous Substances in any part of any Property, and the Corporation and its Subsidiaries are not aware of any such prior installations.

          SECTION 4.14        Employee Matters.

          (a) Schedule 4.14 sets forth a list of each written compensation, employment, labor union or collective bargaining agreement, and each written stock option, stock purchase, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation, pension, profit sharing, stock bonus, retirement, or other written employee benefit plan, practice, policy or arrangement, or oral practice, policy or arrangement which is material to the Corporation or its Subsidiaries, covering employees or former employees of the Corporation or its Subsidiaries, including but not limited to any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently maintained by or on behalf of the Corporation or its Subsidiaries, to which the Corporation or its Subsidiaries contribute, or under which any employees or former employees of the Corporation or its Subsidiaries are or were covered (collectively, the "Benefit Plans").

          (b) Except as set forth on Schedule 4.14 hereto, all contributions, premiums and other payments required to be made by the Corporation or its Subsidiaries to or under any Benefit Plan on or before the Closing Date for or on behalf of any of their employees or former employees or their beneficiaries have been made or reserves adequate for such purposes (to the extent such payments are not yet due) have been set aside therefor and are reflected in the Financial Statements, in accordance with the terms of each such Benefit Plan. Except as set forth on Schedule 4.14, all contributions made by employees of the Corporation or its Subsidiaries as of the date hereof have been deposited by the Corporation or its Subsidiaries, as applicable, with the appropriate funding agency of each Benefit Plan in accordance with the terms of each such plan.

          (c) Each Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA) intended to qualify under the Code has received a favorable determination letter as to such qualification and, to the Corporation's Knowledge, nothing has occurred that would cause the loss of such qualification. No Benefit Plan that is a pension plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA). There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, or to the Corporation's Knowledge, threatened with respect to any Benefit Plan or to the Corporation's Knowledge, any government investigations.

          (d) To the Corporation's Knowledge, there are no violations of ERISA or of the Code by the Corporation or its Subsidiaries with respect to any Benefit Plan and no aspect of the Benefit Plans, or their administration, is in material noncompliance with the applicable provisions of ERISA, the Code and any other federal or state law applicable to the Benefit Plans. Neither the Corporation, nor its Subsidiaries, nor any of their respective directors, employees or agents, nor any "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) has engaged in or been a party to any "prohibited transaction" (as defined in Section 406 of ERISA) with respect to any Benefit Plan in connection with which any person could be subject to either a civil penalty assessed or liability incurred pursuant to ERISA or a tax imposed by Section 4975 of the Code. No pension plan listed on Schedule 4.14 hereto is subject to Title IV of ERISA or to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, or is a multiemployer plan as defined in Section 3(37) and 4001(a)(iii) of ERISA.

          SECTION 4.15        Taxes.

          (a) Except as set forth on Schedule 4.15, the Corporation and its Subsidiaries, with respect to consolidated or combined returns in which the Corporation and its Subsidiaries are included, have duly and properly filed, or will duly and properly file, on a timely basis all Tax Returns which were or will be required to be filed by any of them, and all such Tax Returns were (or will be) true, correct and complete in all material respects when filed for all periods ending on or before the Closing. The Corporation and its Subsidiaries have paid all Taxes payable by them in respect of all periods covered by such filed Tax Returns, or the Corporation will so reflect or set up on its books, for all subsequent periods or portions thereof ending on or before the Closing reserves which are adequate for the payment of all such Taxes. All Taxes that the Corporation and its Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Corporation and its Subsidiaries.

          (b)  Except as set forth on Schedule 4.15, no such Tax
Returns for any taxable year are currently under audit.

          (c) Except as set forth on Schedule 4.15, the Corporation has not given any waivers or comparable consents respecting the application of the applicable statute of limitations with regard to any Tax Returns which waivers or consents are still in effect.

          SECTION 4.16 Contracts. Schedule 4.16 hereto sets forth all of the contracts, agreements, leases, licenses, relationships and commitments, written or oral, currently in effect, to which the Corporation or any Subsidiary is a party which are: (a) the twenty-five (25) largest freight rail service contracts (measured by gross freight revenue in dollars for the fiscal year ended December 31,
1995); (b) Benefit Plans; (c) leases of real property involving the payment or receipt of more than $10,000 per year; (d) leases of personal property involving the payment or receipt of more than $250,000 per lease or series of related leases; (e) trackage rights and joint facility agreements; (f) agreements limiting the freedom of the Corporation or its Subsidiaries to compete in any line of business or in any geographic area or with any person; (g) letters of intent or agreements providing for the disposition of the business, assets or capital stock of the Corporation or its Subsidiaries, agreements of merger or consolidation which involve the receipt by the Corporation or any Subsidiary of $50,000 or more; (h) agreements to which the Corporation or any Subsidiary is a party and in which any of the directors, officers or employees of the Corporation or any Subsidiary has any personal interest, either direct or indirect; (i) letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business; (j) contracts relating to the provision of consulting services which require the payment of $100,000 or more; (k) switching or ancillary service contracts requiring the payment of $250,000 or more; or (l) contracts, agreements, leases, licenses requiring the payment of money to or by the Corporation or any Subsidiary, relationships or commitments, other than those listed in any parts of (a) through (k), which involve, or may reasonably be expected to involve, the payment or receipt of $500,000 or more
(whether in cash or in goods or services of an equivalent value) over their term, including renewal options. Except as set forth on Schedule 4.16, each of the contracts listed on Schedule 4.16 is in full force and effect and is a valid and binding obligation of the Corporation or its Subsidiaries. Except as set forth on Schedule 4.16, no event has occurred that constitutes or would, with the passage of time or compliance with any applicable notice requirements, constitute a default by the Corporation or any Subsidiary, or to the Corporation's Knowledge, any other party thereto, under any such contracts.

          SECTION 4.17 Bank Accounts. Schedule 4.17 hereto lists all bank accounts and lock boxes of the Corporation and its Subsidiaries in which there are deposited monies of the Corporation or its Subsidiaries. The individuals listed on Schedule 4.17 are the designated signatories for the accounts listed on Schedule 4.17.

          SECTION 4.18 Permits and Licenses. The Corporation and its Subsidiaries have all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for it to carry on its business as currently conducted, except those permits, licenses, orders and approvals the failure to obtain which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.19        Brokers.  Except as set forth on
Schedule 4.19, the Corporation has not employed or retained any broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby the Corporation or its Subsidiaries, or the Sellers, or the Buyer, may be obligated to pay such a fee or commission.

          SECTION 4.20        Approvals Required.  Except as set forth on
Schedule 4.20, neither the execution and delivery by the Corporation of this Agreement, nor the consummation by the Corporation of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of advance notice by the Corporation or its Subsidiaries to, or the registration by the Corporation or its Subsidiaries with, or the taking of any other action by the Corporation or its Subsidiaries in respect of, any federal, state or local governmental authority.

          SECTION 4.21 Employment Relations. During the last three years, except as set forth on Schedule 4.21, no unfair labor practice charges or complaints have been filed against the Corporation or any of its Subsidiaries. To the Corporation's Knowledge, there is no event or circumstance which may give rise to the filing of any unfair labor practice charge or complaint, and neither the Corporation nor any of its Subsidiaries have received any notice or communication reflecting an intention or a threat to file any such charges or complaint. Except as set forth on Schedule 4.21, the Corporation and each of its Subsidiaries has complied in all material respects with all applicable laws, rules or regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining, the withholding and payment of taxes and contributions, safety and civil rights. Except as set forth in Schedule 4.21, there have been no work stoppages during the last three years.

          SECTION 4.22 Affiliates; Interested Transactions. Except as set forth on Schedule 4.22, no director or officer of the Corporation or any Person owning, or who has the right to acquire, more than one percent (1%) of the outstanding Common Stock of the Corporation (nor the spouse, child, grandchild, parent, grandparent or sibling, nor the spouse of a child, grandchild, parent, grandparent or sibling, of any such director, officer or shareholder), (a) is a director, officer or employee of, or consultant to, or owns, directly or indirectly, any significant interest in, any competitor, franchisee, supplier or customer of the Corporation or any of its Subsidiaries, or
(b) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which the Corporation or any of its Subsidiaries is currently operating or using and which is necessary for the operation of the business of the Corporation or any of its Subsidiaries.

          SECTION 4.23 Customers. All of the customers set forth on Schedule 4.23 have accounted for more than $4,000,000 of the Corporation's gross revenues for the fiscal year ended December 31, 1995 (the "Major Customers"). To the Corporation's Knowledge, none of the Major Customers has advised the Corporation that any conditions exist which would have a material adverse effect on the business relationship between the Corporation and such Major Customer.

          SECTION 4.24 Disclosure. No representation or warranty by the Corporation or the Sellers in this Agreement, including the schedules hereto, or in any other document furnished pursuant to Articles III and IV hereof contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                 ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF BUYER

          The Buyer represents and warrants to the Sellers that as of the date hereof:

          SECTION 5.1 Organization; Good Standing; Corporate Power. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

          SECTION 5.2 Authorization. The execution and delivery of this Agreement by the Buyer has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor's rights generally and general principles of equity.

          SECTION 5.3 Violation or Conflict. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by the Buyer will not violate, conflict with, result in a breach of, or constitute a default under, any mortgage, indenture, agreement, contract, commitment, lease, license or other instrument or document, oral or written, to which the Buyer is a party or by which it is bound, or conflict with the Buyer's Certificate of Incorporation or Bylaws, other than violations, defaults or conflicts which would not materially affect the ability of the Buyer to consummate the transactions provided for in this Agreement.

          SECTION 5.4 Litigation. There is no injunction, order or decree of any court or administrative agency or any such action or proceeding pending or, to the Buyer's Knowledge, threatened against the Buyer to restrain or prohibit the consummation of the transactions contemplated hereby.

          SECTION 5.5 Brokers. Except as set forth on Schedule 5.5, the Buyer has not employed or retained any broker, agent, finder or other party or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby the Corporation or its Subsidiaries, or the Sellers, or the Buyers, may be obligated to pay such a fee or a commission.

          SECTION 5.6 Approvals Required.  Except for the DOT
Approval and as set forth on Schedule 5.6, neither the execution and delivery by the Buyer of this Agreement, nor the consummation by the Buyer of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of advance notice by the Buyer to, or the registration by the Buyer with, or the taking of any other action by the Buyer in respect of, any federal, state or local governmental authority.

          SECTION 5.7 Investment. The Buyer is acquiring the Shares for its own account, for investment and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act of 1933, as amended and the rules and regulations thereunder or a distribution thereof in violation of any applicable securities laws.

          SECTION 5.8 Investigations by Buyer. The Buyer has conducted an extensive investigation of the financial condition, properties and operations of the Corporation and its Subsidiaries and that during the course of such investigation, the Corporation, its Subsidiaries and the Sellers have caused the facilities, books, records and personnel of the Corporation and its Subsidiaries to be made available to the Buyer and have caused to be provided to the Buyer such other information with respect to the Corporation and its Subsidiaries as the Buyer has requested. The Buyer has received from the Corporation, its Subsidiaries and the Sellers all of the written information which the Buyer has requested in writing, and the Buyer has been given the opportunity to discuss the Corporation, its Subsidiaries and their business prospects with representatives of the Corporation, its Subsidiaries and the Sellers, to have such representatives answer any questions regarding the business of the Corporation and its Subsidiaries, all of which questions have been answered to the Buyer's full satisfaction, and to obtain any additional information which the Corporation, its Subsidiaries or the Sellers possess that is necessary for the Buyer to complete its investigation to its satisfaction. The Buyer has had access to the facilities and properties of the Corporation and its Subsidiaries and has inspected them to the Buyer's satisfaction.

                                ARTICLE VI
                                 COVENANTS

          SECTION 6.1 Conduct of Business in Ordinary Course. From the date hereof until the Closing Date, except as contemplated by this Agreement, the Corporation will, and will cause its Subsidiaries to, operate and carry out their respective businesses in all material respects in the ordinary course of business consistent with past practice, and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties; provided, however, that nothing in this Section shall be deemed to prevent the Corporation from undertaking any action necessary, proper or advisable to effectuate this Agreement and the transactions contemplated hereunder. Subject to the express provisions of Section 6.2 hereof, without limiting the generality of the foregoing, from the date hereof until the Closing Date, without the prior written consent of the Buyer, the Corporation, will not, and will not permit its Subsidiaries, to:

          (a) declare, set aside or pay any dividend or make any other distribution of stock or property with respect to any shares of capital stock of the Corporation;

          (b) cancel or waive any claims or rights of value except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments;

          (c) sell, lease, license or otherwise dispose of any assets or property except for such sales or dispositions made in the ordinary course of business consistent with past practice which do not exceed $350,000 in the aggregate;

          (d)  adopt or propose any amendment to its
     Certificate of Incorporation or Bylaws;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or (ii) acquire any assets except in the ordinary course of business consistent with past practice;

          (f) assume, incur or guarantee any obligation or liability for borrowed money, except in the ordinary course of business consistent with past practice and as set forth on
     Schedule 6.1(f);

          (g) grant an increase in the compensation payable or to become payable to any director, officer or employee thereof, or grant any severance or termination pay or enter into or vary the terms of any Benefit Plan, except (i) as set forth on Schedule 6.1(g), (ii) scheduled increases pursuant to existing contracts or (iii) increases in salary for management employees, the aggregate amount of which may not exceed the existing salaries for management employees as a group by more than five percent (5%);

          (h)  account for, manage or treat accounts
     receivable or inventory in any manner other than in the ordinary and normal course consistent with past practice or (without limiting the generality of the foregoing) write off as uncollectible any notes or accounts receivable or write down the value of any inventory except in immaterial amounts or in the ordinary course of business consistent with past practice;

          (i) hire any person except in the ordinary course of business consistent with past practice;

          (j)  pay, discharge or satisfy any material
     liability or obligation (whether accrued, absolute, contingent or otherwise) except in the ordinary course of business consistent with past practice and except the Corporation may make payments on its Funded Indebtedness;

          (k) make any material change in any method of accounting or any material change in its accounting policies or any change in its sales, credit or collection terms and conditions which would encourage accelerated payment of accounts receivable;

          (l) subject to Liens any assets owned by the Corporation and material to the business of the Corporation and its Subsidiaries, taken as a whole, except Liens securing indebtedness of the Corporation and its Subsidiaries incurred to finance the purchase price of assets provided that such Liens attach only to the assets purchased;

          (m) authorize for issuance, issue, deliver or sell any debt or equity securities, or any options, warrants or other rights to purchase any of the foregoing, or alter the terms of any outstanding securities issued by it;

          (n) amend, extend or modify any contract set forth on Schedule 4.16 (other than real property leases, licenses and contracts involving the payment by the Corporation of less than $25,000) if such amended, extended or modified contract has a term beyond December 31, 1997; or

          (o) enter into any contract or commitment of any kind if such contract or commitment involves (i) the payment or receipt by the Corporation of $25,000 or more during its term and (ii) has a term beyond December 31, 1997.

          SECTION 6.2 Conduct of Business Exception. From the date hereof until the Closing Date, in the event the Corporation desires to take any of the actions prohibited by Section 6.1(n) or (o) (each, a "Contract Action"), the Corporation shall deliver written notice (the "Proposed Action Notice") to the Buyer of its desire to take any Contract Action. The Buyer shall have seventy-two (72) hours after delivery of a Proposed Action Notice to deliver an objection in writing to the Corporation stating that the Buyer objects to the Proposed Action and specifying in detail the basis for such objection (the "Objection Response"). If the Corporation does not receive the Objection Response within seventy-two (72) hours of the Proposed Action Notice, the Corporation may take the proposed Contract Action and such Contract Action shall not constitute a breach of Section 6.1(n) or (o), as applicable.

          SECTION 6.3 Capital Expenditures. After the date hereof, the Corporation agrees to use commercially reasonable efforts to capitalize materials, labor, purchase services and additives, in accordance with the Corporation's past practice and in accordance with GAAP applied on a consistent basis, in the amounts and during the periods set forth on Schedule 6.3.

          SECTION 6.4 Pre-Closing Access. From the date hereof to the Closing, the Corporation shall afford to the Buyer and its representatives, agents or attorneys reasonable access during normal business hours to all of the offices, properties, books, contracts and financial records of the Corporation and its Subsidiaries and shall cause their independent certified public accountants to furnish to the Buyer their working papers relating to the 1994 Financial Statements and the 1995 Financial Statements and such additional data and information as the Buyer may from time to time reasonably request. No investigation pursuant to this Section 6.4 shall be deemed to modify any representation or warranty made to the Buyer.

          SECTION 6.5 Resignations. On the Closing, the Sellers shall cause the persons listed on Schedule 6.5 to resign as directors of the Corporation. On the Closing Date, if the Buyer shall request, each such director shall have released in writing, in form and content satisfactory to the Buyer, all claims each such director may have against the Corporation or any Subsidiary (other than claims arising under this Agreement or the transactions contemplated hereby).

          SECTION 6.6 Public Announcements. The Sellers, the Corporation and its Subsidiaries, and the Buyer will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereunder and except as may be required by applicable law shall not issue any such press release or make any public statement without approval of the other parties, which shall not be unreasonably withheld.

          SECTION 6.7 Confidentiality.

          (a) The Sellers and their respective agents will treat and hold as such any and all information concerning the business or assets of the Corporation (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.
In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.7(a). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or governmental agency or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal or governmental agency. The foregoing provisions shall not apply to any Confidential Information which is or becomes generally available to the public prior to the time of disclosure by the Sellers.

          (b)  In the event this Agreement is terminated pursuant to
Article X for any reason whatsoever prior to the occurrence of a Closing, all information given to the Buyer shall be subject to the terms and conditions of that certain Confidentiality Agreement, dated November 1, 1995 (the "Confidentiality Agreement"), the provisions of which are incorporated herein by reference and shall continue to apply for the benefit of the Corporation and the Sellers as if entirely set forth herein.

          SECTION 6.8 Further Assurances. Each party to this Agreement shall cooperate with the other, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

          SECTION 6.9 Post-Closing Access; Support. In connection with the matters for which indemnification is sought under Article IX hereof, the Buyer agrees to give the Sellers and their representatives access to the books, records and employees of the Corporation, its Subsidiaries and the Buyer to the extent such reasonably relate to the matters to which a Claim Notice relates. In the event and for so long as any party to this Agreement actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act or transaction occurring on or prior to the Closing Date involving the Corporation, each of the other parties, to a reasonable extent, will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, unless the contesting or defending party is entitled to indemnification therefor under Article IX hereof.

          SECTION 6.10 Record Retention. The Buyer agrees that for a period of not less than six years following the Closing Date it shall not, and shall not permit the Corporation or its Subsidiaries to, destroy or otherwise dispose of any of those books, records or other documents held by the Corporation or any Subsidiary and relating to the properties, liabilities or operations of the Corporation and its Subsidiaries prior to the Closing Date. The Buyer agrees that it shall, and it shall cause the Corporation and its Subsidiaries to, make available to the Sellers and their representatives, agents or attorneys all such books, records and documents, and permit the Sellers and their respective representatives, agents or attorneys to examine, make extracts from and, at their expense, copy such books, records or documents at any time during normal business hours for any proper purpose. All information obtained by the Sellers pursuant to this
Section 6.10 under the circumstances described therein shall be held by the Sellers in accordance with Section 6.7(b).

          SECTION 6.11 DOT Approval. The Buyer shall (a) make all filings or other presentations (the "DOT Filings") necessary to obtain the DOT Approval, (b) prosecute the DOT Filings with diligence, (c) diligently oppose any objections to, appeals from or petitions to reconsider or reopen, any DOT Approval by persons not a party to this Agreement, (d) take all such further action as may facilitate obtaining DOT Approval, (e) provide copies of all DOT Filings to the Sellers and
(f) provide such other information regarding the status of the DOT Filings and the DOT Approval as shall be reasonably requested by the Sellers. The Buyer shall provide one copy of all information and documents filed with the DOT or an index thereof to the Federal Trade Commission and the Assistant Attorney General as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. The Sellers will cooperate with the Buyer, to the extent reasonably requested, with respect to the DOT Filings and the DOT Approval and agree not to oppose or object to any DOT Approval.

          SECTION 6.12 Notifications Regarding Schedules. From time to time prior to the Closing Date, the Sellers will promptly notify the Buyer in writing of information with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the schedules to this Agreement. However, no such notification shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Buyer specifically agrees thereto in writing.

          SECTION 6.13 Additional Financial Statements. The Corporation shall furnish the Buyer with a true copy of the audited consolidated and consolidating balance sheet of the Corporation at December 31, 1995 and the related audited consolidated and consolidating statements of income and statements of changes in financial position of the Corporation for the fiscal year then ended (the "1995 Financial Statements"), as soon as they become available. The Corporation shall also furnish the Buyer with unaudited consolidated financial statements for the Corporation for each full monthly period prior to the Closing Date (each a "Monthly Financial Statement") and for the quarterly periods ending March 31, 1996, June 30, 1996, and September 30, 1996 (if the Closing has not occurred prior thereto), in each case as soon as they become available.

          SECTION 6.14 No Solicitation. Neither the Corporation nor any of its shareholders, directors, officers, employees, representatives, agents or affiliates shall, directly or indirectly, encourage, solicit or initiate any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Corporation, or otherwise assist, facilitate or encourage any corporation, partnership, person or other entity or group (other than the Buyer or an affiliate of the Buyer) concerning any merger, consolidation, sale of assets, sale of shares of capital stock or similar transaction involving the Corporation, a Subsidiary or any major asset of the Corporation or any Subsidiary. The Corporation shall promptly notify the Buyer if any such information is requested from it or any such negotiations or discussions are sought to be initiated with the Corporation and will promptly communicate to the Buyer the terms of any proposal or inquiry which it may receive in respect of such transaction and such other information as the Buyer may request.

          SECTION 6.15        Employment Arrangements.

          (a) With respect to each person listed on Schedule 6.15(a), the Buyer agrees to either (i) offer such person continued employment by the Corporation or the Buyer after the Closing Date with duties and responsibilities at least comparable to their then existing position and at their then existing level of compensation with comparable benefits or (ii) cause the Corporation to make a lump-sum severance payment to such person, after the Closing Date, in an amount equal to two times their base salary as of the Closing Date.

          (b) With respect to each person listed on Schedule 6.15(b), the Buyer agrees to either (i) offer such person continued employment by the Corporation after the Closing Date at their current geographic location for a period of two years with duties and responsibilities at least comparable to their then existing position and at their then existing level of compensation with comparable benefits or (ii) cause the Corporation to make a lump-sum severance payment to such person, after the Closing Date, in an amount equal to two times their base salary as of the Closing Date. Nothing contained herein shall preclude the Buyer from offering employment to such persons listed on
     Schedule 6.15(b) at a location other than their current geographic location and acceptance of such offer by such persons shall satisfy the Buyer's obligations under this
     Section 6.15(b).

          (c)  With respect to all of the persons listed on
     Schedule 6.15(a) and 6.15(b) who accept offers of employment with the Corporation or the Buyer (collectively, the "Transferred Employees"), the Buyer agrees to credit such employees with all years of service performed by each Transferred Employee with the Corporation or any of its Subsidiaries prior to the Closing Date, for purposes of determining vacation benefits with the Buyer or the Corporation, as the case may be.

          SECTION 6.16 Tax Exposure. In the event there is not a final determination of the Corporation's federal income tax liability for the fiscal year ended December 31, 1992 resulting from the 1992 Tax Audit on or prior to 25 days prior to the Closing Date, the Sellers' Agent shall deliver to the Buyer its reasonable estimate of the amount of any additional payments (including interest and penalties) due the IRS in connection with the 1992 Tax Audit (the "Sellers' Tax Estimate") on the 25th day prior to the Closing Date. If the Buyer delivers written notice to the Sellers' Agent within five Business Days after delivery of the Sellers' Tax Estimate objecting to such Sellers' Tax Estimate and specifying in detail the basis of such objection, the Buyer and the Sellers' Agent shall attempt to resolve and finally determine the amount of any additional payments (including interest and penalties) due the IRS in connection with the 1992 Tax Audit within five Business Days of the objection notice. If the Buyer has not objected to the Sellers' Tax Estimate within five Business Days after delivery of such Sellers' Tax Estimate, the amount of the Sellers' Tax Estimate shall be conclusively presumed to be true and correct and shall be binding upon the parties hereto. If the Buyer has objected to the Sellers' Tax Estimate and the Buyer and the Sellers' Agent are unable to agree upon the amount of any additional payments (including interest and penalties) due the IRS in connection with the 1992 Tax Audit, the Independent Tax Accountant shall make a final determination as to the estimated amount of any additional payments (including interest and penalties) due the IRS in connection with the 1992 Tax Audit on or prior to the Business Day immediately preceding the Closing Date. Any final determination as to the estimated amount of any additional payments (including interest and penalties) due the IRS in connection with the 1992 Tax Audit pursuant to this Section 6.16 is herein referred to as the "Estimated Tax Exposure."

                                ARTICLE VII
                    CONDITIONS TO BUYER'S AND SELLERS'
                 OBLIGATION TO CONSUMMATE THE TRANSACTIONS

          SECTION 7.1 Obligations of Buyer and Sellers. The obligations of both the Buyer and the Sellers at the Closing are subject to the satisfaction (or waiver by the party for whose benefit such conditions exist) of the following conditions:

          (a) Consents. All consents, authorizations, orders and approvals of, and filings and registrations with, any federal or state governmental commission, board or other regulatory body that are required for the consummation by each party hereto of the transactions provided for herein (other than DOT Approval) shall have been obtained or made.

          (b) Proceedings. On the Closing Date there shall be no action or proceeding initiated or threatened by any governmental agency or any third party which seeks to restrain, prohibit or invalidate any transaction provided for in this Agreement or to recover substantial damages or other substantial relief with respect thereto, which is likely to result in an order restraining, prohibiting or invalidating such transaction or recovering substantial damages or other substantial relief, and no injunction or restraining order shall have been issued by any court restraining, prohibiting or invalidating any such transaction.

          (c) Non-Competition Agreement. The Buyer and each of the Sellers shall have executed and delivered the Non-
     Competition Agreement.

          (d) Escrow Agreement. The Buyer and the Sellers shall have executed and delivered the Escrow Agreement.

          SECTION 7.2 Buyer's Obligations. The obligations of the Buyer at the Closing hereunder are subject, at the Buyer's election, to the satisfaction on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The
     representations and warranties of the Sellers contained in Articles III and IV hereof, respectively, shall be true in all material respects on and as of the Closing Date as though made on the Closing Date.

          (b)  Covenants Performed.  The Sellers, and the
     Corporation and its Subsidiaries, shall have performed in all material respects all of their covenants and agreements contained herein which are required to be performed by them on or prior to the Closing Date.

          (c) No Material Adverse Change. Since the date of this Agreement, there will have been no material adverse change in the business or financial condition of the Corporation or any of its Subsidiaries.

          (d) Officer's Certificate. Each of the Sellers and the Corporation shall have delivered to the Buyer a certificate signed by such Seller or a duly authorized officer or officers of the Corporation, as the case may be, dated the Closing Date, to the effect stated in Sections 7.2(a) and (b) hereof.

          (e) Counsel's Opinion. Stinson, Mag & Fizzell, P.C., counsel to the Sellers and the Corporation, shall have delivered to the Buyer a written opinion dated the Closing Date, in a form reasonably satisfactory to the Buyer.

          (f) DOT Approval. The DOT Approval shall have been obtained and the DOT Approval shall not impose on the Buyer any other terms or conditions (including, without limitation, labor protective provisions but excluding conditions heretofore imposed by the DOT in New York Dock Railway--Control--Brooklyn Eastern District, 360 I.C.C. 60
     (1979)) that materially and adversely affect the economic benefits of the transactions contemplated by this Agreement to the Buyer.

          (g) Chief Financial Officer's Certificate. On the Closing Date, the Chief Financial Officer of the Corporation shall have delivered a certificate of such officer, together with supporting documentation setting forth reasonable detail related thereto, to the following effects: (i) the amount of cash and cash equivalents of the Corporation as of the Business Day immediately preceding the Closing Date, (ii) the amount of Funded Indebtedness of the Corporation as of the Business Day immediately preceding the Closing Date, (iii) an estimate of Net Working Capital as of the Business Day immediately preceding the Closing Date (the "Estimated Net Working Capital Amount") and (iv) an estimate of the Capital Expenditure Amount as of the Business Day immediately preceding the Closing Date (the "Estimated Capital Expenditure Amount").

          SECTION 7.3 Sellers Obligations. The obligations of the Sellers at the Closing hereunder are subject, at the Sellers' election, to the satisfaction on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties.  The
     representations and warranties of the Buyer contained in
     Article V hereof shall be true in all material respects on and as of the Closing Date as though made on the Closing
     Date.

          (b) Covenants. The Buyer shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by the Buyer on or prior to the Closing Date.

          (c) Officer's Certificate. The Buyer shall have delivered to the Sellers an officer's certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Buyer dated the Closing Date to the effect stated in Sections 7.3(a) and (b) hereof.

          (d) Counsel's Opinion. Ron Lane, general counsel to the Buyer, shall have delivered to the Sellers a written opinion, dated the Closing Date, in a form reasonably satisfactory to the Sellers.

          (e) Escrow Deposit. The Buyer shall have deposited an aggregate amount equal to $1,000,000 (the "Buyer's
     Purchase Price Adjustment Amount") with the Escrow Bank, to be held in accordance with the terms of the Escrow
     Agreement.

                               ARTICLE VIII
                                  CLOSING

          SECTION 8.1 Closing.  The Closing shall take place at
9:00 a.m. (local time) within five (5) Business Days after all of the conditions to Closing have been satisfied, or as soon thereafter as practicable, at a time and place fixed by mutual written consent of the parties at the offices of Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Kansas City, Missouri, or at such other time, date and place as the parties may otherwise agree.

          SECTION 8.2 Sellers' Obligations at Closing.  At the
Closing, the Sellers shall deliver, or cause to be delivered, to the Buyer the following items:

          (a)       certificates representing the Shares,
     registered in the names of the Sellers, duly endorsed by the Sellers for transfer or accompanied by an assignment of the Shares duly executed by the Sellers;

          (b) the stock books, stock ledger, minute books, and corporate seals of the Corporation;

          (c) the officer's certificate, opinion of the Sellers' counsel and certificate of the Chief Financial
     Officer described in Sections 7.2(d), (e), and (g), respectively.

          SECTION 8.3 Buyer's Obligations at Closing.  At the
Closing, the Buyer shall deliver, or cause to be delivered, to the Sellers the following items:

          (a)       the Purchase Price; and

          (b) the officer's certificate and the opinion of the Buyer's counsel described in Sections 7.3(c) and (d), respectively.

                                ARTICLE IX
                              INDEMNIFICATION

          SECTION 9.1 Sellers' Indemnity. Subject to the provisions of this Article IX, the Sellers shall indemnify, defend and hold harmless (a) the Buyer and its directors, officers, employees, affiliates, agents and successors in interest and (b) from and after the Closing Date, the Corporation and its Subsidiaries and their respective directors, officers, employees, affiliates, agents and successors in interest, from and against any and all loss, liability or expense (including, but not limited to, reasonable costs of investigation and defense and reasonable attorneys' fees and disbursements) (collectively, "Damages") arising out of or resulting from (x) any breach of a representation or warranty of the Sellers in this Agreement (other than a breach of a representation or warranty of the Sellers in Section 4.15 relating to the Corporation's federal income tax return for the fiscal year ended December 31, 1992), (y) any failure to perform any covenant or agreement made by the Sellers in this Agreement or (z) the 1992 Tax Audit; provided, however, that the Sellers shall not be required to indemnify, defend and hold harmless the Buyer Parties unless the Buyer Parties give a Claim Notice to the Sellers in the case of clauses (x) and (y) above within one year of the Closing Date, describing with specificity the facts giving rise to the asserted right; and provided, further, that the Sellers shall only be required to indemnify the Buyer Parties pursuant to clauses (x) and (y) above for Material Damages; and, provided, further, that the Sellers shall not be required to indemnify the Buyer Parties pursuant to clauses (x) and (y) unless and until the amount of all Material Damages for which indemnification is sought first exceeds $250,000, in which event the Buyer may seek indemnification for all such aggregate Material Damages in excess of $250,000 (the "Initial Threshold Amount"); and, provided, further, that, in the case of clauses (x) and
(y) above, the Sellers shall bear 90% of Material Damages in excess of the Initial Threshold Amount and the Buyer shall bear 10% of Material Damages in excess of the Initial Threshold Amount. In no event shall the Sellers be required to indemnify the Buyer Parties pursuant to clauses (x) and (y) above in an amount in excess of $5,000,000. For purposes of this Section 9.1, (i) the Persons in clauses (a) and (b) hereof are sometimes referred to herein as the "Buyer Parties" and (ii) "Material Damages" shall mean any Damage in excess of $25,000 based on any single item.

          SECTION 9.2 Recoveries. There shall be netted from the amount of any payment required under Section 9.1 (i) the amount of any indemnification received by a Buyer Party from an unrelated party with respect to such Damages and (ii) the amount of any insurance proceeds paid to the Buyer Parties as an offset against such Damages (and no right of subrogation shall accrue to any insurer hereunder).

          SECTION 9.3 Buyer's Indemnity. The Buyer, the Corporation and its Subsidiaries shall indemnify, defend and hold harmless each of the Sellers from and against any and all Damages arising out of or resulting from (a) any breach of a representation or warranty of the Buyer in this Agreement, (b) any failure to perform any covenant or agreement made by the Buyer in this Agreement, (c) the covenants contained in Sections 6.1(n) and (o), and Section 6.2, hereof, (d) the assets, business, operations, conduct, products and/or employees (including former employees) of the Corporation and its Subsidiaries, relating to or arising out of or in connection with occurrences after the Closing Date, or (e) the assets, business, operations, conduct, products and/or employees (including former employees) of the Corporation and its Subsidiaries, relating to or arising out of or in connection with occurrences before the Closing if, but only if, the Sellers, or any one of them, is not required to indemnify a Buyer Party pursuant to Section 9.1 with respect to such occurrence.

          SECTION 9.4 Claims. All claims for indemnification by a party under this Article IX (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party," respectively) shall be asserted and resolved as follows:

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified
     Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall with reasonable promptness give notice (the "Claim Notice") to notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified
     Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the claim or demand is not prejudiced. The Indemnifying Party shall have 45 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires, at the cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall, subject to the last sentence of this paragraph, have the right to control the defense against the claim by all appropriate proceedings and any settlement negotiations and may settle such claims without the consent of the Indemnified Party if such claim is settled solely with a cash payment. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. Notwithstanding the foregoing, if the basis of the proceeding relates to a condition or operations which existed or were conducted both prior to and after the Closing Date, each party shall have the same right to participate in the proceeding without either party having the right of control.

          If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled without the consent of the Indemnifying Party.

          (b) If any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes such claim, such dispute shall be resolved in the manner specified in Section 11.13.

          SECTION 9.5 Sellers' Payment. Subject to Section 9.6, in the event any payments are required to be made by Sellers to the Buyer Parties pursuant to Section 9.1 (other than payments required under Section 9.1 in respect of the 1992 Tax Audit), such payments shall be made solely from moneys available under, and in accordance with and pursuant to the terms and conditions of, the Escrow Agreement. Any payments required to be made by the Sellers to the Buyer Parties pursuant to Section 9.1 in respect of the 1992 Tax Audit shall be made first from moneys available for such payment under the Escrow Agreement and second from other moneys paid by the Sellers.

          SECTION 9.6 Exclusive Remedy. The remedies expressly provided for in this Article IX shall be the parties' exclusive remedies with respect to the matters covered by this Agreement, except in the case of fraud or intentional misconduct by any party hereto, in which case the other parties shall have all available remedies at law or in equity. No party shall be liable to the other under this Agreement, in law or in equity with respect to any matter not initiated within the time limits specified in Section 11.1.

                                 ARTICLE X
                                TERMINATION

          SECTION 10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the consummation of the transactions contemplated by this Agreement may be terminated at any time prior to the Closing:

          (a) by the agreement in writing of the Sellers and the Buyer;

          (b) by either the Buyer or the Sellers if the Closing does not occur prior to December 31, 1996; provided, however, that the right to terminate this Agreement under this Article X shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date;

          (c) by the Buyer, upon a material breach of any representation or warranty of the Sellers or the Sellers fail to comply in any material respect with any of the covenants or agreements, or if any representation or warranty of the Sellers shall become untrue in any material respect, in either case such that the conditions set forth in Section 7.2 would be incapable of being satisfied by December 31, 1996 (or as otherwise extended), provided that a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

          (d) by the Sellers, upon a material breach of any representation or warranty of the Buyer or the Buyer fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of the Buyer shall become untrue in any material respect, in either case such that the conditions set forth in Section 7.3 would be incapable of being satisfied by December 31, 1996 (or as otherwise extended), provided that a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date.

          SECTION 10.2 Procedure for Termination. In the event of termination of this Agreement by either the Sellers or the Buyer as provided in Section 10.1 above, written notice thereof shall be given by the terminating party to the other party hereto in the manner set forth in Section 11.4 and this Agreement shall terminate and be without further force and effect, with the exception that the obligations set forth in Section 6.7, Article IX, Sections 11.2, 11.4 and 11.10 shall remain in full force and effect, and the transactions contemplated hereby shall be abandoned, without further action by the parties hereto. Except as provided in Section 10.3, no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

          If the transactions contemplated by this Agreement are terminated as provided in this Article X: (a) each party will redeliver all documents and other material of any other party relating to transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and (b) all confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be treated in accordance with Section 6.7 hereof.

          SECTION 10.3 Default. Notwithstanding the foregoing provisions of this Article X, if either the Buyer or the Sellers shall intentionally fail or refuse to consummate the transactions contemplated herein, then the nondefaulting party, after affording the defaulting party a 10-day period after notice in which to consummate the transactions contemplated hereby, shall have the right to terminate this Agreement and the defaulting party shall pay to the nondefaulting party the sum of $10,000,000.

                                ARTICLE XI
                               MISCELLANEOUS

          SECTION 11.1 Survival of Covenants, Agreements, Representations and Warranties. Except as set forth in this
Section 11.1, the rights of the parties hereto to initiate any action for (a) any breach of a representation or warranty in this Agreement, or (b) any failure to perform any covenant or agreement in this Agreement, shall survive only until close of business on the date one year after the Closing Date; provided, however, that the representations and warranties contained in Section 4.15 shall survive until the expiration of the applicable statute of limitations. The rights of the parties to enforce the covenants in (a) Section 6.7(a) shall survive in full force and effect without expiration, (b) Section 6.7(b) shall survive as provided in the Confidentiality Agreement, (c)
Section 6.10 shall survive for a period of six years following the Closing Date. Notwithstanding anything in this Agreement to the contrary, no claim for (a) any breach of a representation or warranty in this Agreement or (b) any failure to perform any covenant or agreement in this Agreement, may be brought, and no litigation with respect thereto commenced, and the party breaching such representation or warranty or failing to perform any covenant or agreement shall not have any obligation with respect thereto, unless a Claim Notice thereof specifying with particularity the breach of representation or warranty, or failure to perform a covenant or agreement claimed shall have been delivered to such party in accordance with Section 9.4 on or before the expiration of such one-year period; provided, however, that a claim for any breach of a representation or warranty in Section 4.15 may be brought until the expiration of the applicable statute of limitations.

          SECTION 11.2        Expenses. Except as set forth in
Section 10.3, whether or not the transactions contemplated by this Agreement shall be consummated, the Buyer shall pay all fees and expenses incurred by (or on behalf of) the Buyer and its affiliates, and the Sellers shall pay all fees and expenses incurred by (or on behalf of) the Sellers, the Corporation or any of their respective affiliates in connection with, or in anticipation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, those costs incident to the preparation of this Agreement, and the fees and disbursements of legal counsel, accountants and consultants.

          SECTION 11.3 Amendment; No Waiver. This Agreement may not be amended or modified except by a writing signed by each of the Sellers, the Buyer and the Corporation. No waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under, the same or any other condition or obligation of this Agreement.

          SECTION 11.4 Notices. Any notice, request, consent or communication under this Agreement shall be in writing and shall be deemed given (a) when personally delivered; (b) the second Business Day after being deposited in the United States mail registered or certified (return receipt requested); or (c) the first Business Day after being deposited with Federal Express or any other recognized national overnight courier service for overnight delivery, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  If to the Corporation:

               CCP Holdings, Inc.
               402 East 4th Street
               Waterloo, Iowa  50704
               Attention:  Lyle D. Reed
               Telephone:  (319) 236-9200
               Telecopier:  (319) 292-3313

          with a copy to:

               Stinson, Mag & Fizzell, P.C.
               1201 Walnut Street, Suite 2800
               Kansas City, Missouri  64106
               Attention:  Patrick A. Pohlen
               Telephone:  (816) 842-8600
               Telecopier:  (816) 691-3495

          (ii) If to Donald R. Wood, Jr.:

               Donald R. Wood, Jr.
               5505 Lake Washington Blvd., N.E.
               #1-E
               Kirkland, Washington 98033

          (iii)     If to Lyle D. Reed:

               Lyle D. Reed
               115 Sheridan Road
               Waterloo, Iowa  50701

          (iv) If to the Ann L. and Walter A. Drexel Revocable
Trust:

               Ann L. Drexel
               1009 Taray de Avila
               Tampa, Florida  33613

          with a copy to:

               Walter A. Drexel
               11609 Pine Creek Court
               Aledo, Texas 76008

          (v)  If to the Reed Charitable Remainder Unitrust:

               Donald R. Wood, Jr.
               5505 Lake Washington Blvd., N.E.
               #1-E
               Kirkland, Washington  98033

          with a copy to:

               Lyle D. Reed
               115 Sheridan Road
               Waterloo, Iowa  50701

          (vi) If to the Buyer:

               Illinois Central Corporation
               455 N. Cityfront Plaza Drive
               Chicago, Illinois 60611-5504
               Attention:  Ronald A. Lane
               Telephone:  (312) 755-7650
               Telecopier:  (312) 755-7669

          with a copy to:

               Schiff Hardin & Waite
               7200 Sears Tower
               Chicago, Illinois 60606
               Attention:  Stuart L. Goodman
               Telephone:  (312) 258-5711
               Telecopier:  (312) 258-5600

or such other addresses as shall be furnished in writing by any such party, and shall be deemed to have been given as of the date so personally delivered or received.

          SECTION 11.5 Third Party Beneficiaries. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto (or his or its respective heirs, executors, administrators or assigns), and no person, firm, corporation or association other than the Sellers (or their successors or assigns) and the Buyer (or its successors or assigns) shall acquire or have any right under or by virtue of this Agreement.

          SECTION 11.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be transferred or assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, such consent not to be unreasonably withheld; except that it is understood and agreed between the parties that the Buyer may assign this Agreement to any of its existing or to be formed subsidiaries.

          SECTION 11.7 Entire Agreement. This Agreement embodies the entire agreement between the parties hereto and there are no agreements, representations or warranties between the parties other than those set forth or provided herein. All schedules called for by this Agreement and delivered to the parties shall be considered a part hereof with the same force and effect as if the same had been specifically set forth in this Agreement.

          SECTION 11.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 11.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.10 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT
THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

          SECTION 11.11 Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

          SECTION 11.12 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          SECTION 11.13 Arbitration. Any dispute between any of the parties hereto or claim by a party against another party arising out of or in relation to this Agreement or in relation to any alleged breach thereof, except as otherwise provided for in this Agreement, shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place at such location as the parties in dispute hereafter may agree upon; and such proceedings shall be governed by the laws of the State of Delaware of the United States of America as such laws are applied to agreements between residents of such State entered into and to be performed entirely within such State. There shall be one arbitrator, as shall be agreed upon by the parties in dispute, who shall be an individual skilled in the legal and business aspects of the subject matter of this agreement and of the dispute. In the absence of such agreement, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this agreement and of the dispute. The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision and an order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

            SECTION 11.14 Sellers' Agent. Each of the Sellers hereby agrees to have one person duly appointed and authorized to act on their behalf on all matters relating to Section 2.3 and Article IX (the person so appointed is herein referred to as the "Sellers' Agent"). Each of the Sellers hereby appoints Lyle D. Reed as its agent and authorizes the Sellers' Agent to take any and all actions on behalf of the Sellers with respect to Section 2.3, including, without limitation, determining (i) the amount of Net Working Capital as of the Closing Date and (ii) the Capital Expenditure Amount as of the Closing Date, and with respect to Article IX. Each Seller agrees to be bound by any and all actions taken by the Sellers' Agent with respect to Section 2.3 and Article IX. Any and all parties to this Agreement shall be entitled to rely, and shall be fully protected in relying upon all actions taken by the Sellers' Agent. The Sellers' Agent shall have no liability to any Seller for any error of judgment, mistake of fact or law or act done or omitted by him as Sellers' Agent in good faith, except for wilful misconduct or gross negligence. In the event of the resignation, death or inability to act as the Sellers' Agent, a majority in number of the Sellers shall appoint a successor Sellers' Agent and provide notice of a successor Sellers' Agent to the Buyer.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


CCP HOLDINGS, INC.              ILLINOIS CENTRAL CORPORATION


By:                           By:
     Name:                          Name:
     Title:                         Title:



                              SELLERS



                              Donald R. Wood, Jr.



                              Lyle D. Reed


                              Ann L. and Walter A. Drexel
                              Revocable Trust
                              u/t/a dated 1/5/93


                              By:

                               Ann L. Drexel, as trustee
                               Reed Charitable Remainder Unitrust
                               u/t/a dated 12/27/95


                              By:

                               Donald R. Wood, Jr., as Trustee
                               PHANTOM STOCK UNIT HOLDERS





                               R. Kevin Trout





                               John A. Adair





                              Gregory L. Amys



                                                                  EXHIBIT A


                         FORM OF ESCROW AGREEMENT








                                                                  EXHIBIT B


                          FORM OF NON-COMPETITION
                                 AGREEMENT






                                                                  EXHIBIT C


                              FORM OF OPINION
                              OF STINSON, MAG
                              & FIZZELL, P.C.









                                                                  EXHIBIT D


                              FORM OF OPINION
                            OF GENERAL COUNSEL